EXHIBIT 99.1

Camber Energy Provides Update on Continued Validation, Field Deployment and Technical

Advancements of Patented Broken Conductor Protection Technology

Recent Distribution-Level Test Successfully Detects Simulated Broken Conductor Condition at U.S. Government Facility

HOUSTON, TX / ACCESSWIRE / April 13, 2026 -- Camber Energy, Inc. (OTCQB: CEIN) (“Camber” or the “Company”) today provided an update on ongoing development, validation and field deployment activities related to its patented Broken Conductor Protection Technology (“BCPT”), being advanced by its indirect majority-owned subsidiaries.

Highlights

➢	Successful distribution-level installation and detection in recent testing
➢	BCPT deployed in monitoring mode on both transmission and distribution systems
➢	Extensive validation using hundreds of thousands of hours of real-world system data
➢	Ongoing collaboration with major U.S. electric utilities
➢	Additional live testing under energized conditions planned
➢	Alleged competitive product did not pass the same test as that passed by our BCPT on 2/26/26
➢	Global Applicability

Recent Distribution-Level Installation and Testing

On or about April 8, 2026, BCPT was installed within a protective relay device at a substation serving a distribution circuit located at a U.S. government facility. During initial testing, a simulated open-conductor condition was introduced on the circuit, and BCPT detected the condition and asserted the programmed trip logic within the relay. Additional testing under live operating conditions is planned in the coming weeks.

Ongoing Field Deployment and Monitoring

The Company’s BCPT has been integrated within relay-based control devices operating on both distribution and transmission systems, where it continues to operate in a monitoring configuration. These deployments are intended to support ongoing evaluation of BCPT performance under live operating conditions and varying system states.

With respect to distribution systems, BCPT has been installed within a relay device associated with a distribution circuit, where it has been operating in monitoring mode since 2025.

Following the Company’s previously disclosed transmission-line validation testing conducted in February 2026, BCPT has remained installed within applicable transmission protection relays in a monitoring configuration, enabling continued observation and performance evaluation under energized system conditions.

1

The utility that performed the test on February 26, 2026 also evaluated a product that purports to detect open-conductor conditions (the “Competitive Product”) which was designed by another organization. Based on the results of that testing, the Competitive Product did not detect the simulated open-conductor conditions under the test parameters utilized.

Continued Advancement Across Multiple Environments

The Company has continued to advance the BCPT across both transmission and distribution environments. As part of these efforts, the Company has analyzed hundreds of thousands of hours of recorded system data derived from energized utility operations. These analyses incorporated phasor measurement unit (PMU) data and evaluated BCPT performance across a wide range of operating conditions.

Based on these evaluations, BCPT demonstrated the ability to reliably identify open-conductor conditions across a range of operating scenarios while maintaining stable performance under non-fault conditions.

Technology Overview

The BCPT includes software-based protection solutions designed to operate within existing relay infrastructure. The technologies utilize a multi-parameter detection methodology to identify open-conductor conditions without requiring additional hardware or external communications.

In addition, our patented end-of-line technology provides terminal-end detection and protective signaling for distribution circuits, extending protection coverage into low-current regions where conventional methods may be limited.

Strategic Outlook

The Company believes these developments support the potential for broader adoption of BCPT across transmission and distribution systems. However, there can be no assurance that commercial agreements will result.

Global Applicability

BCPT is designed for application across electric transmission and distribution systems globally. The Company has filed for patent protection in multiple international jurisdictions, including the European Union, Australia and Canada, and believes the technology may have broad applicability in markets where utilities face similar challenges associated with broken and downed conductors.

About Camber Energy, Inc.

Camber is a diversified company with interests in innovative technologies across the energy and infrastructure sectors. Through majority-owned subsidiaries, Camber holds intellectual property rights related to electric transmission and distribution broken conductor protection systems, among other technology interests. For more information, visit www.camber.energy.

SEC Reports

All figures referenced herein are approximate and all descriptions above are qualified in their entirety by Camber’s filings with the SEC and available under “Investors - SEC Filings” at www.camber.energy.

2

Forward-Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained in this press release are “forward-looking statements”, which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions or economic conditions with respect to the oil and gas industry, the performance of management, actions of government regulators, vendors, and suppliers, our cash flows and ability to obtain financing, competition, general economic conditions and other factors that are detailed in Camber’s filings with the Securities and Exchange Commission. We intend that all forward-looking statements be subject to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Camber cautions that the foregoing list of important factors is not complete, any forward-looking statement speaks only as of the date on which such statement is made, and Camber does not undertake to update any forward-looking statements that it may make, whether as a result of new information, future events or otherwise, except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Camber or any person acting its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Contact Information

Investors and Media:

Tel. 281.404.4387

3